Exhibit 10.9

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

DEVELOPMENT, HOSTING AND LICENSE AGREEMENT

     This Development, Hosting and License Agreement (the “Agreement”), dated as of January 1, 2009 (the “Effective Date”) is made and entered into by and between World Series of Golf Online Inc., a Nevada corporation (“WSGO”), and World Golf Tour, Inc., a Delaware corporation (“WGT”).

RECITALS

     A.      WSGO is an affiliate of World Series of Golf, Inc., a Nevada corporation (“WSG”). WSG has developed a proprietary golf play format based on the poker game “Texas Hold ‘Em”. WSGO has obtained rights from WSG to develop and operate online versions of golf games using that proprietary golf format.

     B.      WGT has developed and is hosting and operating its own online multi-player virtual golf game that uses WGT proprietary software and technology (“WGT Game”).

     C.      WSGO and WGT want to enter into an arrangement whereby WGT will (i) build and develop a World Series of Golf branded modified version of the WGT Game that uses the WSG Format (as defined below), (ii) host, operate and manage on behalf of WSGO the WSGO Game (as defined below) and (iii) license to WSGO and, at WSGO’s option, an affiliates or designees of WSGO the right to link directly the WSGO Game.

AGREEMENT

     Now, therefore, in consideration of the mutual representations, warranties, covenants and conditions contained herein, WSGO and WGT agree as follows:

Section 1.          Definitions

     Whenever used in this Agreement, the following terms will have the following specified meanings:

     “Affiliate” means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including but not limited to subsidiaries, that directly or indirectly, control, are controlled by, or are under common control with, a party; provided that such an entity will only be an Affiliate during the time that such control exists. For the purpose of this definition, “control” shall mean the ownership or control, directly or indirectly, of greater than fifty percent (50%) of the voting rights, or other ownership interest representing the right to make the decisions, of such entity.

     “Advertiser Data” means information that advertisers and sponsors of the WGSO Game provide to WGT or any WSGO Game advertiser or sponsor information learned by WGT in connection with the provision of the WSGO Game and WSGO Web Site fulfillment services pursuant to this Agreement, including any advertising and sponsorship fees paid by such advertisers and sponsors and any data associated with the Users’ interactions with such WSGO Game advertisements.

     “Agreement” has the meaning set forth in the introductory paragraph above.

     “Code” means software source code and object code.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

     “Confidential Information” means any confidential or proprietary information of a party, whether of a technical, business or other nature (including, but not necessarily limited to: trade secrets, know how, and information relating to the technology, customers, business plans, promotional and marketing activities, finances and other business affairs of such party); provided that the same is conspicuously marked or otherwise identified as confidential or proprietary information prior to, upon or promptly after receipt by the other party. The Confidential Information of WGT will include the software or technology used to operate the WGT Game whether or not marked as confidential or proprietary.

     “Content” means text, graphics, animation, audio and/or video components and the selection and arrangement thereof including all Intellectual Property Rights therein, but does not include Code.

     “Customer Data” means information that Users provide to WGT or User information learned by WGT in connection with the provision of the WSGO Game and WSGO Web Site customer and fulfillment services pursuant to this Agreement, including any Personal Data of a User and any data associated with the WSGO Game User community, including avatars and participation fees, of all registered and, to the extent available, unregistered Users.

     “Deliverables” means all Code, Content and other online materials to be produced by WGT hereunder as more fully described in the Work Statement. Deliverables also include all reports, project reviews, inspection and tests conducted during the course of performance hereunder, and all documentation such as technical manuals and other written materials that relate to particular object code, which may include materials useful for design (e.g., logic manuals, flow charts, and principals of operation).

     “Effective Date” has the meaning set forth in the introductory paragraph above.

     “Golf Course Visuals” means WGT’s digital imagery, replay footage and art assets associated with its golf game, now or hereafter developed by or for WGT, including at a minimum the golf course visual imagery, footage and assets for the Kiawah Island Ocean Course.

     “Intellectual Property Rights” means any patent, copyright, trademark, trade secret, trade dress, mask work, moral right, right of attribution or integrity or other intellectual or industrial property rights or proprietary rights arising under the laws of any jurisdiction (including, without limitation, all claims and causes of action for infringement, misappropriation or violation thereof and all rights in any registrations and renewals).

     “Link” means an embedded icon, object, graphic or text within a Web Site page or email that consists of a hypertext pointer to the URL address of another Web Site page.

     “Net Revenue” means the gross revenue actually paid by Users for use of the WSGO Game or the purchase of WSGO Product Line items or received from advertisers and sponsors with regard to the advertising on and sponsorships of the WSGO Game, after deducting amounts for (i) taxes collected from such Users, advertisers or sponsors that were included in gross revenue and remitted to the applicable governmental authorities, (ii) financial processing fees for the gross revenues received, (iii) credits or refunds of monetary amounts to Users, advertisers or sponsors that were previously included in gross revenue, (iv) network ad-serving costs for the advertising used with the WSGO Game and (v) any sign-up bonus or promotional dollars paid at the request of WSGO.

     “Personal Data” means any information that can be used to identify, locate, or contact an individual, including an employee, User, or potential User, including, without limitation: (A) first and last name; (B) home or other physical address; (C) telephone number; (D) email address or online identifier associated with an individual; (E) employment, financial or health information; or (F) any other information relating to an

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

individual, including cookie information and usage and traffic data or profiles, that is combined with any of the foregoing.

     “Schedule” means the timeline for the development, completion and delivery of the WSGO Game Deliverables and the WSGO Web Site as mutually agreed upon by the parties pursuant to Section 2 of this Agreement.

     “Specifications” means the Specifications developed by WGT and agreed upon by WSGO pursuant to Section 2.

     “Term” means the term of this Agreement as specified in Section 7.1.

     “User” means any end user of the WSGO Game.

     “Web Site” means, with respect to any person or entity, any point of presence maintained by such person on the World Wide Web.

     “WGT” has the meaning set forth in the introductory paragraph above

     “WGT Game” has the meaning set forth in Recital B above.

     “Work Statement” means the Work Statement developed by WGT and agreed upon by WSGO pursuant to Section 2.

     “World Wide Web” means a global computer network of servers and files containing text and graphics accessible through use of hypertext transfer protocol.

     “WSG” has the meaning set forth in Recital A above.

     “WSG Format” means WSG’s proprietary Texas Hold ‘Em poker game golf play format as described on Exhibit D.

     “WSGO” has the meaning set forth in the introductory paragraph above

     “WSGO Content” means all WSGO provided data, text, images, animation, video, audio, graphics, photographs, artwork and other similar materials.

     “WSGO Game” means an Internet browser personal computer based online modified version of the WGT Game that incorporates and uses the WSGO Marks and the WSG Format and complies with the Specifications.

     “WSGO Marks” means the trademark “World Series of Golf” and such other marks and logos as specified by WSGO from time to time.

     “WSGO Product Line” means a line of virtual and physical products as mutually agreed upon by WGT and WSGO in writing from time to time, which products may be branded with one or more of the WSGO Marks.

     “WSGO Web Site” means the Web Site located at www.wsgonline.com, including all pages under that top-level domain name, and any additional or successor Web Sites to be used to access the WSGO Game that are developed by or for WSGO.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Section 2.           Development of the Work Statement

     2.1      WGT Preparation of Proposed Work Statement. Commencing upon the Effective Date, WGT in consultation with WSGO will prepare and develop the proposed Work Statement, Specifications and Schedule and will deliver the proposed Work Statement, Specifications and Schedule to WSGO not later than a mutually agreed upon date. The proposed Work Statement will be based upon the form and reflect the terms set forth in Exhibit A and shall include, without limitation, (a) a description of the Deliverables and the services to be performed by WGT, (b) the proposed Schedule, (c) lists of any special equipment to be procured by WGT or provided by WSGO for use in performance of the work, test plans and scripts, and (d) such other terms and conditions as agreed upon by the parties. The proposed Specifications will reflect that the WSGO Game will be a customized, WSGO Marks-branded version of the WGT Game that has a common “look and feel” to the WGT Game (e.g., having layout, display interface, functionality and overall visual appearance that are substantially similar to that of the WGT Game) and the Specifications shall consist of, among other things, (a) overall design and color considerations for the WSGO Game, (b) the incorporation of the WSG Format into the features and functionality in the WSGO Game, (c) input and placement of any Content or other materials that are to be incorporated into the WSGO Game, (d) the placement, location, dimensions and format of all Links, as applicable, to and from the parties’ Web Sites; (e) the standards and performance requirements for WGT’s hosting, operation and maintenance of the WSGO Game; and (f) such other items and matters as WGT and WSGO may mutually agree upon in writing.

     2.2      WSGO Review. Upon delivery of the completed proposed Work Statement, Schedule and Specifications, WSGO will, with the support of WGT, inspect and either approve or disapprove the proposed Work Statement, Schedule and/or Specifications. If WSGO disapproves of the Work Statement, the Schedule or the Specifications, WSGO will notify WGT in writing of its objections and proposed changes. After consultation with WSGO, WGT will promptly correct and change the Work Statement, the Schedule or the Specifications, as applicable, and redeliver the changed proposed Work Statement, Schedule and Specifications to WSGO for review and approval and, if necessary, repetition of the process described above. The proposed Work Statement, the proposed Schedule and the proposed Specifications approved by WSGO pursuant to this Section 2.2 will be the Work Statement, the Schedule and the Specifications, respectively, for this Agreement, as the same may be amended as provided elsewhere in this Agreement.

     2.3      Cooperation; Schedule. WGT and WSGO will work diligently and collaboratively to develop and agree upon the Work Statement, the Schedule and the Specifications as expeditiously as possible.

Section 3.           WSGO Game Development

     3.1      Development. Upon the parties agreeing upon the Work Statement, the Schedule and the Specifications pursuant to Section 2.2, WGT will author, create, develop, produce and test the WSGO Game (a) in accordance with the Work Statement, the Specifications and the terms of this Agreement, and (b) at a level of excellence that is consistent with the quality of the WGT Game. WSGO will be responsible for the creation, development and deployment of the WSGO Web Site which will include a prominent Link to access the WGT Game in a form and location to be mutually agreed upon.

     3.2      Schedule. WGT will complete the WSGO Game Deliverables and WSGO will complete the WSGO Web Site in a timely manner according to the Schedule. WGT shall notify WSGO promptly of any factor, occurrence, or event coming to its attention that may affect WGT’s ability to meet the Schedule or other requirements of the Work Statement or Specifications. WGT shall not be liable for any delays in meeting the Schedule that are caused by any failure or delay of WSGO in performing its obligations under this Agreement.

     3.3      Changes. WSGO may request changes, additions to Content or additional services to be performed by WGT in connection with the WSGO Game, including any updates or upgrades. Such additional

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

work shall be subject to the mutual agreement of the parties and set forth in a revised Work Statement, which shall be subject to the terms of this Agreement and only become effective upon execution by authorized representatives of both parties. WGT shall not reject any reasonable change requests made by WSGO that (i) reduce the cost or magnitude of performance, provided that an equitable adjustment in compensation is made for the out-of-pocket costs of any performance or preparation already undertaken, or (ii) increase the cost or magnitude of performance, provided that the proposed changes are reasonable in scope and WSGO establishes a commensurate increase in compensation.

     3.4      WSGO’s Responsibilities. WSGO shall obtain and maintain the domain name for the WSGO Web Site, and to the extent reasonably necessary for WGT to fulfill its responsibilities under this Agreement unless the parties agree otherwise, (i) furnish information reasonably requested by WGT in a timely manner, and (ii) provide adequate access to appropriate WSGO personnel.

     3.5      Procedures for Acceptance. The procedure for acceptance of the WSGO Game shall be as follows:

       (i)      WSGO shall have thirty (30) days after receipt to inspect and test the completed WSGO Game and fifteen (15) days after receipt to inspect and test any interim milestone WSGO Game Deliverable for compliance with the Specifications, the Work Statement and this Agreement. Upon completion of such testing, WSGO shall issue to WGT a written notice of acceptance or rejection of the WSGO Game or such interim milestone Deliverable. If WSGO does not provide WGT with a written notice of acceptance or rejection within the time period for review specified in the Work Statement then the WSGO Game or interim milestone Deliverable, as applicable, shall be deemed accepted.

       (ii)      WSGO may reject the WSGO Game or any interim milestone Deliverable for failure to comply with the Work Statement, the Specifications or this Agreement. In the event of rejection, WSGO shall provide a reasonably detailed written description of the compliance failure. WGT shall then have the time allotted in the Work Statement to correct the deficiencies or non-conformities and resubmit the rejected items as promptly as possible (but no later than within the time period stated in the Work Statement) until the WSGO Game or such interim Deliverable is accepted by WSGO; provided, however, that upon the third or any subsequent rejection, WSGO may terminate this Agreement by fifteen (15) days’ written notice to WGT unless the WSGO Game is accepted by WSGO during the notice period, and, upon such termination of this Agreement, WSGO shall not be responsible for any further payments to WGT under this Agreement including, without limitating, any remaining installments of the development fee described in Section 3.8.

     3.6      Golf Course Visuals. The initial WSGO Game will use the Kiawah Island Ocean Course Golf Course Visuals for the entire eighteen (18) holes. WGT will be responsible for photographing and surveying that course and building the Golf Course Visuals.

     3.7      WSGO Product Line. WGT will build, develop or implement the WSGO Product Line as mutually agreed upon with WSGO in the Work Statement or otherwise and offer the WSGO Product Line for sale in an e-shop that will be offered with the WSGO Game and the WGT Web Sites.

     3.8      Development Fee. WSGO will pay WGT a fee of Three Hundred Thousand Dollars ($300,000) for WGT’s development work in non-refundable installments as set forth in Exhibit B. Payment of installments three and four in Exhibit B will be subject to WSGO’s approval and acceptance pursuant to Section 3.5(i) above of the applicable Deliverable specified for that installment payment milestone.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Section 4.          Intellectual Property Rights

     4.1      WGT Ownership. WGT and its licensors are and remain the owner of all right, title and interest in and to the Intellectual Property Rights to the WGT Game, the Golf Course Visuals, any other Content supplied by WGT, all software and technology related to the foregoing and all adaptations, derivative works, embellishments, modifications and translations thereof made by for WSGO even if made in connection with the development of the WSGO Game, but excluding any unique aspects, features and functionality that consist of elements of the WSGO Game created by WGT to incorporate and use the WSG Format, WSGO Marks or WSGO Content.

     4.2      WSGO Ownership. WSGO and its licensors are and remain the owner of all right, title and interest in and to the Intellectual Property Rights to the WSG Format, WSGO Marks, WSGO Content and the WSGO Web Site uniform resource locator name and the IP numeric equivalent. WSGO will also be the owner of all right, title and interest in and to the Intellectual Property Rights in and to any unique aspects, features and functionality of the WSGO Game that consist of elements of the WSGO Game created by WGT to incorporate and use the WSG Format, WSGO Marks or WSGO Content and WGT hereby assigns and conveys to WSGO ownership of the Intellectual Property Rights in and to such unique aspects, features and functionality. WGT shall take all actions and execute any documents as may be reasonably requested of it from time to time to fully vest in WSGO or its designees all rights, title and interest to such Intellectual Property Rights. WGT will obtain appropriate agreements from all persons or entities participating in the creation or development of such items and rights pursuant to which such persons or entities effectively release, relinquish or transfer any and all rights, title and interest which such persons or entities may have in and to the same.

     4.3      Grant of License by WSGO. Subject to the terms and conditions of this Agreement, the Work Statement and the Specifications, WSGO hereby grants to WGT a worldwide, limited, non-exclusive license to (i) use, reproduce, adapt, incorporate, integrate, and display the WSGO Marks on and in the WSGO Game, the WSGO Product Line and the WGT Web Sites as permitted under this Agreement, (ii) use, reproduce, adapt, incorporate, integrate, and display the WSGO Content on and in the WSGO Game, (iii) use, adapt, incorporate and integrate the WSG Format in the WSGO Game and (iv) provide Links from the WGT Web Sites to the WSGO Game. WGT will comply with the trademark guidelines and procedures of WSGO and will identify WSGO Marks, copyrights and other proprietary rights of WSGO and its licensors used in the WSGO Game, WSGO Product Line and WGT Web Sites by including appropriate symbols and notices as reasonably requested by WSGO. Any registrations of a copyright, trademark or other Intellectual Property Right of the WSGO Marks, WSG Format or WSGO Content by WGT shall be made in the name of WSGO or WSGO’s designees and WGT shall consult with WSGO in advance about and obtain WSGO’s approval of any such registration efforts.

     4.4      Grant of License by WGT. Subject to the terms and conditions of this Agreement, WGT grants to WSGO for the Term of this Agreement worldwide, limited, nonexclusive license, with the right to sublicense, to (i) use, reproduce, display and publicly perform the Golf Course Visuals in advertising and in any television broadcasts of live golf tournament events sponsored by WSGO, WGT or their Affiliate provided that such Golf Course Visuals are for the golf course where the tournament is being held, permission is granted by the Golf Course owner and proper attribution to WGT is provided regarding usage of the Golf Course Visuals in any such golf tournament event related advertising or broadcast, (ii) the right to create a Link directly to the WSGO Game, (iii) provide Links from the WSGO Web Site to the WGT Game Web Site and (iv) use the trademarks of WGT (the “WGT Marks”) in connection with the foregoing. WSGO will comply with the trademark guidelines and procedures of WGT and will identify the WGT Marks, copyrights and other proprietary rights of WGT and its licensors used in the WSGO Game by including appropriate symbols and notices as reasonably requested by WGT.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

     4.5      Reservation of Rights. All Intellectual Property Rights of a party not expressly licensed to the other party under this Agreement are hereby expressly reserved to the first party or its designees without restriction. There are no implied rights. WGT hereby acknowledges that the goodwill associated with its use of the WSGO Content and the WSGO Marks inures solely and exclusively to WSGO and its licensors and that WGT does not acquire any rights in the WSGO Content or the WSGO Marks. WGT shall not use the WSGO Marks or any confusingly similar name, marks, logos, designs or artwork as part of WGT’s name, trade name, trademark or artwork without WSGO’s prior written consent. WSGO hereby acknowledges that the goodwill associated with its use of the WGT Game, the Golf Course Visuals and the WGT Marks inures solely and exclusively to WGT and its licensors and that WSGO does not acquire any rights in the the WGT Game, the Golf Course Visuals and the WGT Marks. WSGO shall not use the WGT Marks or any confusingly similar name, marks, logos, designs or artwork as part of WSGO’s name, trade name, trademark or artwork without WGT’s prior written consent.

     4.6      Exclusivity

              4.6.1      [***].

              4.6.2      [***].

              4.6.3      The term of the obligations described in Sections 4.6.1 and 4.6.2 will end upon the expiration or termination of the Term.

     4.7      Future Platforms

           4.7.1      If WSGO elects to offer a golf play computer or video game that uses or incorporates the WSG Format on an online platform other than the personal computer Internet browser based platform and wants to use the WSGO Game with such new platform, WSGO will provide WGT a right of first negotiation to perform such development and porting services and, if applicable, to provide hosting and user community management services. The terms for such work will be similar to those applicable to the initial WSGO Game platform as equitably adjusted.

           4.7.2      If WGT expands its WGT Game to additional computing or game platforms, WGT will offer to WSGO a right of first negotiation for the opportunity to offer a WSGO Game version on such additional platform on terms, including revenue sharing, similar to those applicable to the initial WSGO Game platform as equitably adjusted.

     4.8      Confidential Information. In the performance of or otherwise in connection with this Agreement, either party (“Disclosing Party”) may disclose to the other party (“Receiving Party”) certain Confidential Information of the Disclosing Party. The Receiving Party will treat such Confidential Information as confidential and proprietary of the Disclosing Party and during and after the Term will:

            (a)      use the Confidential Information of the Disclosing Party solely for the purposes set forth in this Agreement;

            (b)      take suitable precautions and measures to maintain the confidentiality of the Confidential Information of the Disclosing Party; and

            (c)      not disclose or otherwise furnish the Confidential Information of the Disclosing Party to any person or entity other than employees and contractors of the Receiving Party who have a need to know the Confidential Information to perform its obligations under this Agreement, provided such employees and contractors are obligated to maintain the confidentiality of the Confidential Information.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

The obligations under this Section will not apply to any: (i) use or disclosure of any information pursuant to the exercise of the Disclosing Party’s rights under this Agreement; (ii) information that is now or later becomes part of the public domain through no fault of the Receiving Party; (iii) information that is obtained by the Receiving Party from a third party (other than in connection with this Agreement) who was not under any obligation of secrecy or confidentiality with respect to such information; (iv) information that is independently developed by the Receiving Party (e.g., without reference to any Confidential Information); (v) any disclosure required by applicable law (e.g., pursuant to applicable securities laws or legal process), provided that the Receiving Party will use reasonable efforts to give advance notice to and cooperate with the Disclosing Party in connection with any such disclosure; and (vi) any disclosure with the consent of the Disclosing Party.

Section 5.      Hosting and User Management Services

     5.1      Hosting. WGT shall be responsible for hosting, operating, and maintaining the WSGO Game and registering and payment processing for Users, each in accordance with the terms of this Agreement, the Work Statement, the Specifications and all applicable laws and regulations. Without limiting the foregoing, WGT shall not make the WSGO Game available for use by potential Users in any jurisdictions where the offering, distribution, or use of the WSGO Game is unlawful. WGT is responsible for reviewing Content with WSGO prior to including or uploading such Content onto the WSGO Game. WGT shall promptly upon WSGO’s request (whether oral, in writing or by e-mail) upload new material or items, or make any alterations, to existing WSGO Game Content. WGT will use its good faith efforts to (i) protect the WSGO Game from unauthorized interruptions, viruses and outside attacks (including, without limitation, by installing appropriate firewalls, backup systems and other protective devices), (ii) maximize the online User accessibility of the WSGO Game through Links on WGT Web Sites and through maintenance of the Link from the WSGO Web Site, and (iii) collect such information regarding third-party users as WSGO may reasonably request. Further, WGT shall operate the WSGO Game and regulate Users’ use of the WSGO Game in compliance with the WSGO Game published policies, rules and regulations established by WSGO from time to time. WGT will provide the foregoing services in a manner and standards at least as high the manner and standards WGT uses for the WGT Web Sites.

     5.2      WSGO Product Line. WGT will offer and operate e-shops through the WSGO Game and the WGT Web Sites that offer the WSGO Product Line and other non-WSGO branded golf or sports related merchandise as mutually agreed upon in writing with WSGO.

     5.3      Web Site User Terms; Privacy Policy. The WSGO Game will prominently display a “Privacy Policy” Link to WSGO’s then current online privacy policy and user terms and conditions on the WSGO Web Site. WSGO warrants that the privacy policy will comply at all times with all applicable laws and regulations and that WSGO will collect, store, use and disclose all Customer Data in accordance with the privacy policy and all applicable laws and regulations. Further, WGT will collect, use, distribute, store and protect any Customer Data it may acquire in compliance with such privacy policy and shall take no action or make any omission that causes WSGO to violate its privacy policy. WSGO may change its online privacy policy upon fifteen (15) days prior written notice to WGT in accordance with and to the extent permitted under applicable laws and regulations.

     5.4      WGT Web Site Links. WGT will feature and showcase the WSGO Game on the WGT Web Site homepage with a prominent Link to the WSGO Web Site in a manner reasonably determined by WGT.

     5.5      Objectionable Materials. WGT may publish and at the request of WSGO will publish credits, disclaimers or other materials on the WSGO Game as WGT and WSGO agree are appropriate, such agreement not to be unreasonably withheld or delayed. In addition, each party shall have the right to review the WSGO Game from time to time and, upon receiving written consent from the other party, such consent not to be unreasonably withheld or delay, WGT will remove or edit content that is libelous, obscene or otherwise

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

unlawful (including without limitation, hyperlinks, framed content or meta tags that infringe on third-party intellectual property rights). Upon either party’s request, the parties will meet and attempt to resolve any such issues in good faith.

     5.6      Customer/Fulfillment Service Guidelines; Technical Support. WGT shall provide, maintain and staff a customer care (email support) center for Users. WGT reserves the right to, and upon instruction by WSOG shall, refuse to provide customer/fulfillment services to a User for a variety of reasons, including but not limited to: (a) rejection by applicable credit card company; (b) inability to authenticate the credit card; (c) inability to authenticate card holder; and (d) User’s payment or misuse history with WGT, WSGO and/or their Affiliates.

     5.7      WSGO Game Error Correction and Updates. WGT will maintain the WSGO Game including correcting errors and incorporating into the WSGO Game any updates, including additional Golf Course Visuals, made by WGT to the WGT Game. Upon receipt of notification from WSGO, WGT shall correct any Errors on the WSGO Game in accordance with the Response Times, Repair Times and Error Priority described in such Exhibit C. There will be no separate support fee for WGT’s maintenance and support fees; compensation for those services is part of the revenue sharing compensation described in this Agreement.

     5.8      Ownership of Advertiser and User Data. Except as provided below, as between the parties, the Advertiser Data and Customer Data, whether or not marked as confidential or proprietary, shall be considered Confidential Information of WSGO that is proprietary to WSGO and all right, title and interest in the Advertiser Data and Customer Data will be owned by WSGO, and Users shall be deemed to be customers of WSGO. WGT shall use industry standard measures to protect the security of any Advertising Data and Customer Data in WGT’s possession or control. During the Term and thereafter, WGT will use Advertiser Data and Customer Data only as necessary to perform its obligations under this Agreement, will provide WSGO with real-time access to all Advertiser Data and Customer Data and upon request will transfer the Advertising Data and Customer Data to WSGO, and, subject to Section 4.8, will not otherwise disclose or make available Advertising Data or Customer Data to any other third party. However, if a User is both a user of the WSGO Game and a WGT Game or an advertiser is an advertiser or sponsor of both WSGO and WGT, then both parties will have equal but independent rights to such User and advertiser and related Customer Data or Advertiser Data, as applicable.

     5.9      Advertising. WSGO will have the sole right to arrange and sell, in its sole discretion, for any advertising, sponsorship or other promotion of the WSGO Game and the WSGO Web Site, including the inclusion of any advertising or sponsorship within the WSGO Game. WGT shall implement within the WSGO Game the advertising and sponsorship collateral as instructed by WSGO from time to time. From time to time WSGO may introduce its advertisers and sponsors to WGT to provide advertising or sponsorship for the WGT Game and WGT’s other games.

     5.10     User Community Management. Other than registration and processing of payments by Users relating to the WSGO Game, WSGO will have the right to manage the WSGO Game User community including email or other communications to Users regarding the WSGO Game and related events, organizing and conducting tournaments and other community management activities. WGT will limit its communication with Users relating to the WSGO Game to WSGO Game registration, payment processing and technical support.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Section 6.     Compensation of WSGO

     6.1      Revenue Share. WGT will pay all of the Net Revenue it collects to WSGO and WSGO will retain all Net Revenue it collects until WSGO has received $[***] of Net Revenue. After the first $[***] of Net Revenue has been paid to and/or received by WSGO, (a) WGT will pay to WSGO [***] percent ([***]%) of the Net Revenue collected by WGT attributable to (i) advertising, promotions or sponsorships related to the WSGO Game, (ii) WSGO Product Line revenue collected by WGT either through its operation of the WGT Web Sites or the WSGO Game or otherwise, and (iii) from User participation or membership fees that may be paid by Users to participate in the WSGO Game and (b) WSGO shall pay to WGT (i) [***] percent ([***]%) of the Net Revenue attributable to the WSGO Product Line goods Net Revenue collected by WSGO from the WSGO Web Site and (ii) [***] percent ([***]%) of the Net Revenue collected by WSGO from advertising, promotions or sponsorships related to the WSGO Game. WSGO will not have any obligation to pay WGT any share of revenue associated with any non-WSGO Game activities, such as the entry fees, advertising or sponsorships associated with any live golf events sponsored by WSGO, WGT or their Affiliates. If the WSGO Game advertising or sponsorship is sold by WSGO for less the $[***] per CPM, WGT will be entitled to withhold or will receive such additional portion of the Net Revenue so that WGT is receiving $[***] per CPM from the advertising and sponsorship Net Revenue from such advertising or sponsorship even though that amount is greater than [***] percent ([***]%) of the Net Revenue from that advertising or sponsorship. If an advertiser or sponsor of the WSGO Game is also an advertiser or sponsor of a non-WSGO event of an Affiliate of WSGO, the revenue from such advertiser and sponsor to WSGO and its Affiliates will be equitably allocated between the WSGO Game (and subject to the revenue sharing under this Section 6.1) and the non-WSGO Game event (not subject to revenue sharing under this Section 6.1) . The revenue sharing payments under this Section 6.1 will be the only payments made by WSGO to WGT for the hosting, management, use and support of the WSGO Game.

     6.2 Monthly Payment and Statement. WGT will pay the Net Revenue sharing payments specified in Section 6.1(a) to WSGO and WSGO will pay the Net Revenue sharing payments specified in Section 6.1(b) to WGT on a monthly basis within thirty (30) days after the last day of each calendar month. Upon the same date, each party shall deliver to the other party an accounting statement showing the Net Revenue collected by such party. All payments shall be made in the lawful currency of the United States. All payments under this Section 6.2 shall be made without set-off of any amount or nature whatsoever, whether based upon any claimed debt of any amount or liability of WSGO to WGT or vice versa. Any amounts not paid when due will be subject to finance charges at the rate of 1% per month, determined and compounded on a daily basis from the date due until the date paid. The receipt and deposit of monies by either party shall not prevent or limit the other party’s right to contest the accuracy of any statement in respect of such monies.

     6.3 Records; Audit. Each party will provide the other party with monthly reports that set forth, at a minimum, the calculation of Net Revenue collected by such Party and the details regarding the User transaction (in the case of WGT) and the WSGO Product Line transactions and the WSGO Game advertising and sponsorship transactions (in the case of each party) during the applicable month. During the Term and for twenty-four (24) months thereafter, each party will keep and maintain accurate accounts and records of the Net Revenue it collects. Upon a party’s request, the other party shall provide access to such records for examination, reproduction, and audit by the requesting party or its representatives who are reasonably acceptable to the audited party. Such audit will be conducted during normal business hours, and in a manner so as not to interfere with the audited party’s normal business operations. If any such audit discloses any understatement of the payments due under this Agreement, the party with the payment obligation shall immediately pay to the other party any deficiency, plus interest at the rate specified in Section 6.2 above. If the deficiency for the audited period is material (e.g., in excess of ten percent (10%) of the revenue sharing payments actually paid for such audited period), the party with the payment obligation shall reimburse the auditing party for all reasonable and documented out-of-pocket costs incurred by the auditing party to conduct the audit. The records relating to any such audit shall be deemed the Confidential Information of the audited party.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Section 7. Term and Termination

     7.1      Term. The initial term of this Agreement will commence on the date of this Agreement and, subject to earlier termination as provided below, shall end two (2) years after the Effective Date. Following the initial term, this Agreement will automatically renew for successive one year periods, unless either party give the other notice of its intention not to renew the Agreement at least thirty (30) days prior to the expiration of the then-current term. The initial term and each renewal term are collectively referred to as the “Term”.

     7.2      Termination. Either party may terminate the Term immediately by written notice to the other party if the other party is in breach of or default under this Agreement and fails to remedy the breach within sixty (60) days (thirty(30) days for monetary defaults) after written notice of such breach is given by the first party specifying such breach. WSGO shall also have the right to terminate the Term immediately by written notice to WGT if by June 9, 2009 WSGO and WGT have not reached mutual agreement pursuant to Section 2 upon the final Work Statement, Specifications and Schedule. Without limiting the generality of the foregoing, if WGT fails to host and operate the WSGO Game or offer and operate the WSGO Product Line e-shops in accordance with the mutually agreed upon standards, then WSGO will have the right, at WSGO’s option, to terminate those services or implement the provisions of mutually agreed upon service level remedies.

     7.3      Survival. The provisions of Sections 1, 4.1, 4.2, 4.5, 4.8, 6, 7.3, 8.4, 9, 10 and 11 shall survive termination of the Term.

Section 8.      Representations and Warranties

     8.1      Both Parties. The following representations and warranties are provided solely for the benefit of the parties to this Agreement, and no other person or entity. Each party hereby represents and warrant to the other party as follows:

       (a)      It has full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights described herein to the other party.

       (b)      It is duly existing under applicable laws, is duly authorized to execute this Agreement, has taken all proper corporate action necessary to make this Agreement binding and enforceable against such party, and has full powers and authority to enter into this Agreement and to perform its obligations under this Agreement.

     8.2      WGT. In addition, WGT hereby represents and warrants to WSGO as follows:

       (a)      (i) the WSGO Game Deliverables shall perform in material compliance with the Specifications, (ii) the performance of its services shall be of a professional quality, and (iii) it will perform all work called for in the Work Statement in compliance with applicable law.

       (b)      All parts of the WSGO Game Deliverables, including Code and Content, developed by or provided by WGT (but excluding the elements thereof specified by WSGO, or consisting of the WSG Format, the WSGO Content, the WSGO Marks or any other elements provided or specified by WSGO) (i) will be original and will not infringe on any copyright, trade secret or other proprietary rights of others and (ii) will not be defamatory to any third party or violate any third parties rights of privacy or publicity.

       (c)      The operation of the WSGO Game Deliverables by WGT, and the permitted use of the WSGO Game by any Users, will not constitute an illegal lottery, game of chance, game of skill, or other unlawful gambling activity under any gambling or other applicable laws; provide however that this warranty shall not apply with respect to the implementation of the WSG Format.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

     8.3      WSGO. In addition, WGT hereby represents and warrants to WSGO as follows:

       (a)      All parts of the WSG Format, the WSGO Content, the WSGO Marks or any other elements of the WSGO Game provided or specified by WSGO (i) will be original and will not infringe on any copyright, trade secret or other proprietary rights of others and (ii) will not be defamatory to any third party or violate any third parties rights of privacy or publicity.

       (c) The implementation and operation of the WSG Format in the WSGO Game or Deliverables by WGT, and the permitted use of the same by any Users, will constitute a game of skill and not an illegal lottery, game of chance, game of skill, or other unlawful gambling activity under any gambling or other applicable laws.

     8.4      Warranty Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, WGT HEREBY DISCLAIMS ALL WARRANTIES WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS AND WITHOUT LIMITATION WGT DISCLAIMS ANY WARRANTY THAT (A) THE OPERATION OF THE WSGO GAME WILL BE CONTINUOUSLY AVAILABLE, OR (B) WILL OPERATE WITHOUT ERROR, OR BE IMMUNE TO SECURITY BREACHES.

Section 9.          Indemnification and Insurance

     9.1      General Indemnity. WGT and WSGO (as applicable, the “Indemnifying Party”) shall each indemnify, defend and hold harmless the other party, as well as the other party’s Affiliates and licensees, and each of their respective officers, shareholders, directors, employees and agents (collectively, the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, claims, demands, suits, actions, deficiencies, penalties, taxes, levies, fines, judgments, settlements, costs, expenses, legal fees and disbursements, and accountants’ fees and disbursements (collectively, “Claim” or “Claims”) incurred by, borne by or asserted against any of the Indemnified Parties in any way relating to third-party claims that arise out of or result from: (i) any gross negligence or willful misconduct of any employee or subcontractor of the Indemnifying Party in the performance of this Agreement; (ii) breach of any representation, warranty or covenant of the Indemnifying Party contained herein; or (iii) any actual or alleged infringement of any patent, copyright trademark, trade name, trade secret or other proprietary or intellectual property right by any service or product, including software, delivered or specified by the Indemnifying Party pursuant to this Agreement.

     9.2      Indemnification Procedures. In connection with any Claims, the Indemnified Party will: (i) give the Indemnifying Party prompt written notice of the Claim (provided that any delay in notification will not relieve the Indemnifying Party of its obligations hereunder except to the extent that the delay impairs its ability to defend); (ii) cooperate reasonably with the Indemnifying Party (at the Indemnifying Party’s expense) in connection with the defense and settlement of the Claim; and (iii) permit the Indemnifying Party to control the defense and settlement of the Claim, provided that (a) the Indemnifying Party may not settle the Claim without the Indemnified Party’s prior written consent if such settlement includes any admission of civil or criminal liability by the Indemnified Party or would otherwise result in any unindemnified damages on the party of the Indemnified Party, and (b) the Indemnified Party (at its cost) may participate in the defense and settlement of the Claim with counsel of its own choosing.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

     9.3      Insurance. WGT shall, unless otherwise agreed in writing, maintain Commercial Liability insurance (including broad form contractual liability coverage) with minimum limits of $2,000,000 combined single limit per occurrence, with WGT’s insurance as primary and not contributory, protecting it, WSG and WSGO from claims for personal injury (including bodily injury and death) and property damage which may arise from or in connection with the performance of WGT’s services hereunder or from or out of any negligent act or omission of WGT, its officers, directors, contractors, agents or employees in connection with the performance of services hereunder. All such insurance shall (a) be written by an A-VII or better rated insurance company as listed in the Best Guide, (b) name WSGO and WSG as additional insureds, and (c) provide that the coverage thereunder may not be reduced or canceled unless thirty (30) days’ prior written notice thereof is furnished to WSGO. Certificates of Insurance containing such waiver of subrogation or copies of policies shall be furnished to WSGO upon request.

Section 10.          Limitation of Liability

     EXCEPT FOR THE OBLIGATIONS SET FORTH IN SECTION 9 (INDEMNIFICATION AND INSURANCE) AND CLAIMS ARISING UNDER SECTION 4.8 (CONFIDENTIAL INFORMATION), NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), OR FOR INTERRUPTED COMMUNICATIONS, LOST BUSINESS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF (OR KNOWS OR SHOULD KNOW OF) THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR THE OBLIGATIONS SET FORTH IN SECTION 9 (INDEMNIFICATION AND INSURANCE) AND CLAIMS ARISING UNDER SECTION 4.8 (CONFIDENTIAL INFORMATION),

     UNDER NO CIRCUMSTANCES SHALL EITHER PARTY, ITS AFFILIATES, OR RELATED COMPANIES BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT IN AN AMOUNT GREATER THAN THE AGGREGATE AMOUNTS PAID HEREUNDER.

Section 11.          General

     11.1      Government Approvals. Subject to and conditioned upon WSGO’s obligation to ensure that the WSG Format qualifies as a legal game of skill, WGT shall comply with all applicable laws, regulations and other requirements, now or hereafter in effect, of any applicable governmental authority, in its performance of this Agreement and the hosting, operation and permitted use of the WSGO Game (including without limitation laws applicable to contests, sweepstakes, game promotions, lotteries and other gambling activities, and privacy). Such compliance shall include restricting potential Users from using the WSGO Game if such Users are from a jurisdiction whose laws would be violated if the WSGO Game was offered or made available to or used by persons in that jurisdiction. WGT shall promptly obtain all registrations and approvals required by any governmental authority having jurisdiction for WGT to perform its obligations under this Agreement and upon request shall provide WSGO with evidence of such registrations and approvals.

     11.2      Notice. Any notice required or permitted to be given under this Agreement will be deemed given if personally delivered or sent to a party by certified mail, return receipt requested, to the address set forth below, or to such other addresses as the parties will notify each other from time to time:

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

If to WSGO:	World Series of Golf Online Inc.
5340 Procyon Street
Las Vegas, NV 89118-2444
Attn: R. Terry Leiweke
Fax: 702-740-1746

and with a copy in the case of
a Claim or dispute to:

Perkins Coie LLP
411 – 108th Avenue NE, Suite 700
Bellevue, WA 98004
Attn: Bruce E. Dick
Fax: 425-635-2409

If to WGT:	World Golf Tour, Inc.
160 Sansome Street, 5th Floor
San Francisco, CA 94104
Attn: YuChiang Cheng
Fax: 886 412-2893

and with a copy in the case of
a Claim or dispute to:

Attn: ______________________________
Fax: _______________________________

     11.3      Assignment; Delegation. Neither party shall assign this Agreement or any rights hereunder, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that each party may assign its rights under this Agreement to its successor in a merger or similar reorganization or to the purchaser of all or substantially all of its assets. Subject to the foregoing restriction on assignment, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. WGT shall not delegate or subcontract any of its obligations under this Agreement without obtaining WSGO’s advance written approval. If WSGO provides its approval for WGT to delegate or subcontract an obligation, WGT shall (i) obtain a written agreement of confidentiality from such delegate or subcontractor that is consistent with Section 4.8, and (ii) remain primarily responsible for ensuring that all permitted delegates or subcontractors produce the Deliverables and/or perform the hosting services in strict accordance with this Agreement and abide by, and be subject to, all terms and conditions set forth herein.

     11.4      No Partnership. WGT and WSGO are independent parties and not an agent or franchisee of the other party. Neither party will represent or hold itself out as an agent, or franchisee of the other party. Neither party will be entitled to and will not attempt to create or assume any obligation, express or implied, on behalf of the other party. This Agreement will not be interpreted or construed as creating or evidencing any association, joint venture, or partnership among the parties or as imposing any partnership or franchisor obligation or liability on any party.

     11.5      Waiver. No waiver of any right, obligation or default will be implied, but must be in writing, signed by the party against whom the waiver is sought to be enforced. One or more waivers of any right, obligation or default will not be construed as a waiver of any subsequent right, obligation or default.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

     11.6      Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without reference to its choice of law rules. In the event of any arbitration or litigation arising hereunder between the parties, the prevailing party shall be entitled to recover from the nonprevailing party reasonable attorneys’ fees incurred therein. Any dispute over or interpretation of any of the terms and conditions of this Agreement or the breach thereof will be resolved in an action in the state or federal courts located in the County of San Francisco , California.

     11.7      Entire Agreement; Amendment. This Agreement sets forth the entire agreement of the parties regarding the subject matter hereof and supersedes all prior agreements and understandings between the parties. No amendment of any of the provisions of this Agreement will be valid unless set forth in a written instrument signed by both parties.

     11.8      Construction. This Agreement and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement or such other documents or instruments.

     11.9      Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     11.10     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

[The rest of this page is intentionally left blank. The next page is the signature page.]

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

WSGO:	WGT:

World Series of Golf Online Inc.	World Golf Tour, Inc.
1/1/2009	1/1/2009

By: /s/ R. Terry Leiweke	By: /s/ YuChing Chang
Title: Chief Executive Officer	Title: Chief Executive Officer

EXHIBIT A

WORK STATEMENT

     This Work Statement is dated as of ____________, 2008 and is attached as Exhibit A to the Development, Hosting and License Agreement (the “Agreement”) dated _____________, 2008 by and between World Series of Golf Online Inc. (“WSGO”), and World Golf Tour, Inc. (“WGT”).

A.	DESCRIPTION OF DELIVERABLES AND SPECIFICATIONS

	1.	Summary of Purpose for Work Statement

________________________
________________________

	2.	Description of Deliverables

________________________
________________________

	3.	Identification of Preexisting Works

________________________
________________________

	4.	Equipment and Programming to be Provided by WSGO

________________________
________________________

	5.	Data Provided to WGT by WSGO

________________________
________________________

	6.	WGT’s Resources

________________________
________________________

	7.	Special Terms

B.	TESTING

	1.	Testing Procedures

Component tests

System tests

Acceptance tests

(in each case, involving both quality and function)

Time Period for Completion of Acceptance Review By WSGO:

2.	Location of Work Facilities

Substantially all of the work will be conducted by WGT at its regular office located in ________________________.

3.	Progress Reports

     Upon reasonable request by WSGO, representatives of the parties shall meet for a formal progress presentation during which WGT shall describe the status of the work required under the Work Statement. Such presentation shall provide projections of the time of completion, and the status of WGT’s services and Deliverables, and shall address any problems that have come to WGT’s attention and WGT’s views as to how such problems may be resolved.

C.	Web Site Specifications for Hosting.

________________________
________________________

D.	Services Relating to Hosting.

In connection with hosting the WSGO Game, WGT shall:

          1.      provide all facilities, equipment, online staff and services necessary to host, operate, manage and maintain the WSGO Game in accordance with the terms of this Work Statement and the Agreement and all applicable laws and regulations;

          2.      configure, install, house, maintain, monitor and operate all computer equipment, server software, network equipment and other components thereof, in a commercially reasonable manner designed to maximize the reliability and security thereof;

          3.      use reasonable efforts to protect the WSGO Game from unauthorized interruptions, viruses and outside attacks (including, without limitation, by installing appropriate firewalls, backup systems and other protective devices);

          4.      use reasonable efforts to maximize the online accessibility of the WSGO Game to users of the World Wide Web;

          5.      use reasonable efforts to collect at registration such Customer Data from Users of the WSGO Game as WSGO may reasonably request; provided, however, that WGT may provide Users of the WSGO Game Web Site with a means to elect to maintain the privacy and confidentiality of their information (and, for Users making such an election, WSGO hereby agrees to use such User information solely for internal purposes related to hosting, operation and maintenance of the WSGO Game with regard to such User and not for any direct marketing or other purpose);

          6.      inform WSGO of any disruptions caused by unruly visitors to the WSGO Game; and

          7.      provide WSGO with reasonable technical support via telephone and e-mail in connection with the use of the WSGO Game and Link from the WSGO Web Site and cooperate with WSGO in directing customer support inquiries to the appropriate party.

     The parties have executed this Work Statement as of the date first set forth above.

WSGO:	WGT:

World Series of Golf Online Inc.	World Golf Tour, Inc.

By:______________________________	By:_______________________________
Name:___________________________	Name:____________________________
Title:____________________________	Title:_____________________________

EXHIBIT B

SCHEDULE

     This Schedule is dated as of January 1, 2009 and is attached as Exhibit B to the Development, Hosting and License Agreement (the “Agreement”) dated January 1, 2009 by and between World Series of Golf Online Inc. (“WSGO”), and World Golf Tour, Inc. (“WGT”). This Schedule sets the target dates and performance milestones for the preparation and delivery of the Deliverables by WGT.

Performance Milestone	Responsible Party	Amount	Target Date

Signing	WGT	$[***]	January 2009

Proposed Work Statement,	WGT		TBD
Schedule and Specifications

Acceptance of Work Statement,	WGT/WSGO	$[***]	TBD
Schedule and Specifications

Beta WSGO Game Deliverable	WGT	$[***]	TBD

Acceptance of final WSGO Game	WSGO/WGT	$[***]	TBD

EXHIBIT C

RESPONSE TIMES, REPAIR TIMES AND ERROR PRIORITY

     This document is attached as Exhibit C to the Development, Hosting and License Agreement (the “Agreement”) dated _____________, 2008 by and between World Series of Golf Online Inc. (“WSGO”), and World Golf Tour, Inc. (“WGT”).

Error	Error Description	Response	Status Reports (via	Repair Time
		Time	Email)
Priority

1	Fatal: No WSGO Game	1 hour	Twice per incident	24 hours from WSGO notification
	availability		(acknowledgement/status,
resolution)

2	WSGO Game available	12 hours	Twice per incident	72 hours from WSGO notification
	for use, but not		(acknowledgement/status,
	materially functioning		resolution)
to Specifications

3	Minor impact on	n/a	Thrice per incident	Per incident basis
	WSGO Game		(advance notification,
	functionality, but		status, access resumption)
scheduled to be
addressed in a WSGO
Game Updates

In the event that an Error occurs, WSGO may contact WGT’s service contact by telephone or email on a twenty-four hour, seven days a week basis. WSGO shall indicate the nature of the Error (“Error Priority”), and WGT shall acknowledge receipt of WSGO’s notification (“Response Time”). “Errors” include any malfunctions in the computer software, computer hardware, web servers, communications software and communications hardware which is necessary to provide access to the WSGO Game Web Site and over which WGT has direct control. WGT will use commercially reasonable efforts to repair or provide workarounds equivalent to repairs for Error Priority 1 and 2 Errors within the time periods (“Repair Time”) listed above, and will notify WSGO of its efforts (“Status Reports”) as set forth above.

EXHIBIT D

WSG Format Description

A “Texas Hold ‘Em” golf poker format consisting of all the following elements:

     1)      All players place an ante

     2)      There is a betting phase to “call” “check” or “fold”

     3)      There is a button to determine and rotate who hits and who bets and in which order

     4)      There is a chip count for betting

     5)      The chip count and betting are for point scoring purposes.